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                                                                     EXHIBIT (j)

            Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights," "Financial Statements" and "Counsel and Independent Registered Public Accounting Firm" and to the incorporation by reference of our reports dated December 14, 2005 on the financial statements of the ABN AMRO Funds for the fiscal year ended October 31, 2005 in the Registration Statement (Form N-1A) and related Prospectuses and Statement of Additional Information of the Aston Funds (formerly "ABN AMRO Funds") filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 74 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-68666) and in this Amendment No. 76 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-8004).

                                                           /s/ ERNST & YOUNG LLP

Chicago, Illinois
November 30, 2006